Exhibit (c)(6) PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION PROJECT GREEN DISCUSSION MATERIALS May 6, 2022

Implied Premiums and Valuation Metrics at Various Unit Prices Shell Midstream 2/11 4/21 4/29 CC 4/14 CC ($mm, unless per unit data) Prop. Prop. Current Counter Counter Unit Price $12.89 $14.02 $14.28 $14.50 $15.00 $15.50 $16.00 $16.50 $17.10 $17.50 Unit Ownership Units Shell 269.5 $3,473 $3,778 $3,848 $3,907 $4,042 $4,177 $4,311 $4,446 $4,608 $4,716 Unaffiliated Public 123.8 $1,596 $1,736 $1,768 $1,796 $1,857 $1,919 $1,981 $2,043 $2,118 $2,167 (x) Total Units 393.3 (1) Total Equity Value $5,070 $5,514 $5,616 $5,703 $5,899 $6,096 $6,293 $6,489 $6,725 $6,883 (+) Debt and Capitalized Leases $2,566 (+) Preferred Equity 1,200 (-) Cash (251) Total Enterprise Value $8,585 $9,029 $9,131 $9,218 $9,414 $9,611 $9,808 $10,004 $10,240 $10,398 (2) (3) Multiple & Yield Analysis Diversified Peers LT&S Peers Metric Low Median High Low Median High TEV / 2021A EBITDA (4) SHLX Reported $720 11.9x 12.5x 12.7x 12.8x 13.1x 13.3x 13.6x 13.9x 14.2x 14.4x SHLX Rep. (NORCO Norm.) $755 11.4x 12.0x 12.1x 12.2x 12.5x 12.7x 13.0x 13.3x 13.6x 13.8x Hawkridge $869 9.9x 10.4x 10.5x 10.6x 10.8x 11.1x 11.3x 11.5x 11.8x 12.0x TEV / 2022E EBITDA SHLX Management $745 11.5x 12.1x 12.3x 12.4x 12.6x 12.9x 13.2x 13.4x 13.7x 14.0x 8.4x 10.0x 14.1x 7.3x 10.0x 11.1x (4)(5) SHLX Mgmt. (Normalized) $830 10.3x 10.9x 11.0x 11.1x 11.3x 11.6x 11.8x 12.1x 12.3x 12.5x 8.4x 10.0x 14.1x 7.3x 10.0x 11.1x Wall Street Consensus $784 11.0x 11.5x 11.7x 11.8x 12.0x 12.3x 12.5x 12.8x 13.1x 13.3x 8.4x 10.0x 14.1x 7.3x 10.0x 11.1x Hawkridge $946 9.1x 9.5x 9.7x 9.7x 10.0x 10.2x 10.4x 10.6x 10.8x 11.0x 8.4x 10.0x 14.1x 7.3x 10.0x 11.1x 2022E LP DCF Yield SHLX Mgmt. $611 12.1% 11.1% 10.9% 10.7% 10.4% 10.0% 9.7% 9.4% 9.1% 8.9% 9.0% 11.5% 18.9% 10.3% 14.1% 21.2% (5) SHLX Mgmt. (Colon. Norm.) $660 13.0% 12.0% 11.8% 11.6% 11.2% 10.8% 10.5% 10.2% 9.8% 9.6% 9.0% 11.5% 18.9% 10.3% 14.1% 21.2% Wall Street Consensus $647 12.8% 11.7% 11.5% 11.4% 11.0% 10.6% 10.3% 10.0% 9.6% 9.4% 9.0% 11.5% 18.9% 10.3% 14.1% 21.2% LQA Dist. / Div. Yield $1.20 9.3% 8.6% 8.4% 8.3% 8.0% 7.7% 7.5% 7.3% 7.0% 6.9% 4.6% 5.9% 8.3% 4.9% 7.6% 10.6% Note: Market data as of May 4, 2022. SHLX metrics are net of non-controlling interest and (4) Includes adjustment for NORCO FSLB accounting. reflect the Adj. 4/8/22 forecast. (5) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 (1) Assumes no value ascribed to the GP. levels). 1 (2) Diversified Peers include: ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB. Source: Company disclosure, Wall Street research, FactSet. (3) LT&S Peers include: GEL, HEP, MMP, NS and PBFX.

Disclaimer This document has been prepared by Intrepid Partners, LLC (“Intrepid”), member FINRA and SIPC, for informational purposes only. You should not rely upon or use it to form the definitive basis for any decision or action whatsoever, with respect to any proposed transaction or otherwise. This document and any oral information provided in connection with this document, as well as any information derived by you from the information contained herein, is confidential and is for the intended recipient and cannot be redistributed, reproduced, disclosed or transmitted without prior written permission from Intrepid. If you are not the intended recipient of this document, please delete and destroy all copies immediately. Prices shown in this document are indicative only and Intrepid is not offering to buy or sell, or soliciting offers to buy or sell any financial instrument. This document is “as is”. Unless otherwise specified, the source for all graphs, charts, and other information is Intrepid. Intrepid’s databases are derived from various internal and external sources. In preparing this document, Intrepid has not conducted any independent appraisal or evaluation of any of the assets, properties or liabilities of the parties referenced herein. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations reflected in this document have been prepared by third parties and provided to Intrepid. Such information often involves numerous and significant subjective determinations made by the preparing party. The budgets, projections and estimates contained in this document may not be achieved, and differences between projected results and those actually achieved may be material. Intrepid’s use of any information from external sources does not imply that it has independently verified or necessarily agrees with any of such information, and Intrepid has assumed and relied upon the accuracy and completeness of such information for purposes of this document. Neither Intrepid nor any of its affiliates or agents represents or warrants, expressly or impliedly, that the information provided herein, or any oral information provided in connection herewith, or any data it generates, is accurate or complete, and it should not be relied upon as such. Intrepid and its affiliates and agents expressly disclaim any and all liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information or any errors or omissions therein. Any data on past performance, modeling or back-testing or any other information contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing or any other information contained herein. All levels, prices and spreads are historical and do not represent current market levels, prices or spreads, some or all of which may have changed since the issuance of this document. All opinions, terms and estimates contained herein are preliminary and are based on financial, economic, market and other conditions prevailing as of the date hereof and are subject to change. Intrepid assumes no obligation or responsibility to update any of the information contained in this document to reflect any such changes. The value of any investment may fluctuate as a result of market changes. The information herein is not intended to predict actual results and no assurances are given with respect thereto. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. Intrepid and/or its affiliated companies may make a market or deal as principal in the securities mentioned in this document or in options or other derivatives based thereon. Intrepid may be on the opposite side of any orders executed for securities or financial instruments that are related to or the subject of this material. In addition, Intrepid, its affiliated companies, shareholders, directors, officers, and/or employees, including persons involved in preparation or issuance of this material, may from time to time have long or short positions in such securities or financial instruments, or in options, futures, or other derivative instruments based thereon. Intrepid and its affiliates and their respective officers, directors, partners and employees, including persons involved in the preparation or issuance of this document, may from time to time act as manager, co-manager, arranger or underwriter of an offering or otherwise, in the capacity of principal or agent, transact in, hold or act as market-maker or advisor, broker or commercial and/or investment banker in relation to the securities, instruments or related derivatives which are the subject of this document. This document does not constitute nor does it form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or instruments or an offer or recommendation to enter into any transaction described herein nor does this document constitute an offer or commitment to provide, syndicate, arrange or underwrite any financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. This document does not constitute and should not be considered as any form of financial opinion or recommendation by Intrepid or any of its affiliates. This document is not a research report nor should it be construed as such. No action has been made or will be taken that would permit a public offering of the securities described herein in any jurisdiction in which action for that purpose is required. No offers, sales, resales, or delivery of the securities described herein or distribution of any offering material relating to such securities may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and which will not impose any obligation on Intrepid or any of its affiliates. This document does not disclose all the risks and other significant issues related to an investment in the securities described herein. Prior to transacting, potential investors should ensure that they fully understand the terms of the relevant securities and any applicable risks. The information contained herein is not intended to be distributed to any prospective or actual investors and, accordingly, may not be shown or given to any person other than the recipient, and is not to be forwarded to any other person (including any retail investor or customer), copied or otherwise reproduced or distributed to any such person in any manner whatsoever. Failure to comply with this directive can result in a violation of the Securities Act of 1933, as amended.